UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 30, 2021

BBQ HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Minnesota	001-39053	83-4222776
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

(Address of principal executive offices) (Zip Code)

12701 Whitewater Drive, Suite 100, Minnetonka, MN 55343

(952) 294-1300

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

DAVE
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	BBQ	The Nasdaq Global Market

Indicated by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Introductory Note

As previously announced, on June 24, 2021, BBQ Holdings, Inc. (the “Company”) entered in to a Membership Interest Purchase Agreement (the “MIPA”) with VIBSQ Holdco, LLC, a Delaware limited liability company (the “Seller”) and Bakers Square Holdings, LLC, a Delaware limited liability company (“BSQ Holdings”), Village Inn Holdings, LLC, a Delaware limited liability company (“VI Holdings”), SVCC I, LLC, an Arizona limited liability company (“SVCC” and collectively with BSQ Holdings and VI Holdings, the “Target Companies”), and for certain limited purposes as described in the MIPA, RG Group Holdco, LLC, a Delaware limited liability company (the “Parent”), pursuant to which the Company agreed, subject to specified terms and conditions, to purchase from the Seller all of the issued and outstanding membership interests (the “Interests”) in each of the Target Companies (such purchase of Interests as contemplated by the MIPA, the “Transaction”).  The Transaction closed on July 30, 2021.  As a result of the Transaction, each of the Target Companies became a wholly-owned subsidiary of the Company, and each of the subsidiaries of the Target Companies, which subsidiaries own or franchise Village Inn Restaurants and Bakers Square Restaurants, became wholly-owned indirect subsidiaries of the Company. The cash purchase price for the Interests was approximately $13.5 million, subject to adjustment pursuant to the terms of the MIPA.

On August 4, 2021 the Company filed a Current Report on Form 8-K (the “Initial Form 8-K”) with the Securities  and Exchange Commission (the “SEC”) disclosing that it had consummated the Transaction and that the financial statements required by Item 9.01(a) and the pro forma financial information required by the Item 9.01(b) of the Current Report on Form 8-K would be filed by amendment. This Amendment No. 1 to Current Report on Form 8-K (this “Amended Form 8-K”) amended the Initial Form 8-K to provide the required financial statements and pro forma financial information.

This Amended Form 8-K should be read in conjunction with the Initial Form 8-K and the Company’s other filings with the SEC. Except as stated herein, this Amended Form 8-K does not reflect events occurring after the filing of the Initial 8-K with the SEC on August 4, 2021 and no attempt has been made in this Amended Form 8-K to modify or update other disclosures as presented in the Initial Form 8-K.

Item 9.01.Financial Statements and Exhibits.

(a)Financial statements of business acquired.

The audited Special Purpose Consolidated Statements of Revenues and Direct Expenses of VI Holdings and BSQ Holdings for the years ended December 27, 2020 and December 29, 2019, and the notes related thereto (the “Audited Revenue and Expense Statements”), and the unaudited Special Purpose Consolidated Statements of Revenues and Direct Expenses of VI Holdings and BSQ Holdings for the two quarters ended June 13, 2021 and June 14, 2020, and the notes related thereto (the ”Interim Revenue and Expense Statements”) are filed as Exhibit 99.1. The Audited Revenue and Expense Statements and the Interim Revenue and Expense Statements are incorporated herein by reference.

The audited Special Purpose Statement of Assets Acquired and Liabilities Assumed of VI Holdings and BSQ Holdings as of December 27, 2020, and the notes related thereto (the “Audited Asset and Liability Statement”), is filed as Exhibit 99.2. The Audited Asset and Liability Statement is incorporated herein by reference.

(b)Pro forma financial information.

The unaudited pro forma condensed combined balance sheet of the Company, VI Holdings and BSQ Holdings as of July 4, 2021 and the unaudited pro forma condensed combined statement of operations of the Company, VI Holdings and BSQ Holdings for the fiscal years ended January 3, 2021 and December 29, 2019 and the two quarters ended July 4, 2021 are filed as Exhibit 99.3 and are incorporated herein by reference.

(d)Exhibits.

Exhibit No.	Description
23.1	Consent of Schechter, Dokken, Kanter, Andrews & Selcer, Ltd.
99.1

Special Purpose Consolidated Statements of Revenues and Direct Expenses of VI Holdings and BSQ Holdings for Fiscal Years Ended December 27, 2020 and December 29, 2019 (audited) and the two quarters ended June 13, 2021 and June 14, 2020 (unaudited)

99.2	Audited Special Purpose Statement of Assets Acquired and Liabilities Assumed of VI Holdings and BSQ Holdings as of December 27, 2020, and the notes related thereto

99.3

Unaudited pro forma condensed combined balance sheet of the Company, VI Holdings and BSQ Holdings as of July 4, 2021 and the unaudited pro forma condensed combined statement of operations of the Company, VI Holdings and BSQ Holdings for the fiscal years ended January 3, 2021 and December 29, 2019 and the two quarters ended July 4, 2021

Exhibit 104	Cover Page Interactive Data File – the cover page interactive data file does not appear in the Interactive Data File because its XBRL tags are embedded within the Inline XBRL document.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BBQ HOLDINGS, INC.

Date: September 1, 2021	By:	/s/ Jason Schanno
Name: Jason Schanno
Title: Chief Financial Officer